NEWS RELEASE

Investor Contact: Susan Harcourt 703-682-1204
Media Contact: Amy Ackerman 703-682-6399

AES Expects Full Year 2022 Adjusted EPS to be at or Near the High End of Guidance Range of $1.55 to $1.65

Strategic Accomplishments
•Signed 3.2 GW of PPAs for new renewable energy projects in year-to-date 2022, including 1.6 GW since the Company's second quarter earnings call in August, bringing backlog to 11.2 GW
•Increased pipeline of potential future projects to 64 GW, 80% of which is in the United States
•During the third quarter of 2022, began construction on 1.9 GW of new projects
•Signed additional agreements to redirect excess LNG from the Company's business in Panama to international customers

Q3 & Year-to-Date 2022 Financial Highlights
•Q3 2022 Diluted EPS of $0.59, compared to $0.48 in Q3 2021; year-to-date 2022 Diluted EPS of $0.50, compared to $0.31 in year-to-date 2021
•Q3 2022 Adjusted EPS1 of $0.63, compared to $0.50 in Q3 2021; year-to-date 2022 Adjusted EPS1 of $1.18, compared to $1.07 in year-to-date 2021

Financial Position and Outlook
•With year-to-date Adjusted EPS1 of $1.18, now expect full year 2022 Adjusted EPS1 to be at or near the high end of guidance range of $1.55 to $1.65
•Reaffirming 7% to 9% annualized growth target through 2025, off a base year of 2020

ARLINGTON, Va., November 4, 2022 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended September 30, 2022.

"With our strong year-to-date performance, we now expect our full year Adjusted EPS1 to come in at or near the high end of our guidance range of $1.55 to $1.65. Our renewables business continues to grow, and we completed 500 MW of projects and signed 1.6 GW of new long-term contracts," said Andrés Gluski, AES President and Chief Executive Officer. "Our backlog of projects under long-term PPAs now stands at 11.2 GW, with the vast majority expected to come online through 2025, representing a key source of our future growth. With our global pipeline of 64 GW and the recent enactment of the Inflation Reduction Act (IRA) in the United States, we are well-positioned to continue delivering attractive returns to our shareholders."

"Our proven business model of signing long-term contracts with investment grade commercial and industrial customers continues to deliver strong and resilient financial results even while volatile macroeconomic conditions persist globally. During the third quarter we signed additional agreements to redirect excess LNG from Panama to international customers, highlighting the strategic flexibility and strength of our portfolio," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "Our results so far this year, along with our expectations for the remainder of 2022, give us confidence that we will deliver Adjusted EPS1 at or near the high end of our guidance range and keeps us well on track to achieve our annualized growth target of 7% to 9% through 2025."

Q3 2022 Financial Results

Third quarter 2022 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.59, an increase of $0.11 compared to third quarter 2021, primarily driven by higher margins from the Mexico, Central America and the Caribbean (MCAC) Strategic Business Unit (SBU) due to redirecting excess LNG to international customers. This favorability was partially offset by lower margins from the US and Utilities SBU primarily due to unrealized derivative losses, and the one-time settlement and recognition of previously deferred fuel and energy purchases.

Third quarter 2022 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.63, an increase of $0.13, or 26%, compared to third quarter 2021, primarily reflecting the same drivers as Diluted EPS.

Strategic Accomplishments
•In year-to-date 2022, the Company signed 3,178 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA), including 1,625 MW of solar, energy storage and wind in the US.
◦Since August 4, 2022, the Company signed 1,560 MW of renewables and energy storage under long-term PPAs.
•In year-to-date 2022, the Company completed the construction or acquisition of 861 MW of energy storage, wind and solar projects in the United States, Chile, and the Dominican Republic.
•The Company’s backlog, which includes projects with signed contracts, but which are not yet operational, is now 11,230 MW, including 5,188 MW under construction.
•The Company signed agreements that will redirect excess LNG from the Company's business in Panama to international customers.
•AES Ohio filed a new Electric Security Plan (ESP 4) to provide a regulatory foundation to upgrade and modernize its network and settle any outstanding regulatory proceedings.

Guidance and Expectations1

The Company now expects full year 2022 Adjusted EPS1 to be at or near the high end of its guidance range of $1.55 to $1.65. The Company is reaffirming its 7% to 9% annualized growth rate target through 2025, from a base year of 2020.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended September 30, 2022. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, November 4, 2022 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-844-200-6205 at least ten minutes before the start of the call. International callers should dial +1-929-526-1599. The Participant Access Code for this call is 298360. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2021 Annual Report on Form 10-K filed February 28, 2022 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Revenue:
Regulated	$976	$768	$2,613	$2,147
Non-Regulated	2,651	2,268	6,944	6,224
Total revenue	3,627	3,036	9,557	8,371
Cost of Sales:
Regulated	(896)	(644)	(2,335)	(1,806)
Non-Regulated	(1,839)	(1,632)	(5,237)	(4,413)
Total cost of sales	(2,735)	(2,276)	(7,572)	(6,219)
Operating margin	892	760	1,985	2,152
General and administrative expenses	(51)	(39)	(149)	(130)
Interest expense	(276)	(242)	(813)	(669)
Interest income	100	71	270	212
Loss on extinguishment of debt	(1)	(22)	(8)	(41)
Other expense	(10)	(12)	(51)	(32)
Other income	4	48	80	274
Gain on disposal and sale of business interests	1	22	—	81
Asset impairment expense	(50)	(29)	(533)	(1,374)
Foreign currency transaction gains (losses)	8	29	(60)	(8)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	617	586	721	465
Income tax expense	(145)	(126)	(186)	(75)
Net equity in earnings (losses) of affiliates	(26)	25	(54)	(15)
INCOME FROM CONTINUING OPERATIONS	446	485	481	375
Gain from disposal of discontinued businesses	—	—	—	4
NET INCOME	446	485	481	379
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(25)	(142)	(124)	(156)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$421	$343	$357	$223
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$421	$343	$357	$219
Income from discontinued operations, net of tax	—	—	—	4
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$421	$343	$357	$223
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.63	$0.52	$0.53	$0.32
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	0.01
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.63	$0.52	$0.53	$0.33
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.59	$0.48	$0.50	$0.31
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	0.01
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.59	$0.48	$0.50	$0.32
DILUTED SHARES OUTSTANDING	711	711	711	701

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
REVENUE
US and Utilities SBU	$1,506	$1,327	$3,820	$3,248
South America SBU	926	896	2,616	2,744
MCAC SBU	940	559	2,192	1,584
Eurasia SBU	261	257	947	804
Corporate and Other	24	21	83	82
Eliminations	(30)	(24)	(101)	(91)
Total Revenue	$3,627	$3,036	$9,557	$8,371

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,553	$943
Restricted cash	314	304
Short-term investments	671	232
Accounts receivable, net of allowance for doubtful accounts of $5 and $5, respectively	1,787	1,418
Inventory	998	604
Prepaid expenses	149	142
Other current assets	1,303	897
Current held-for-sale assets	853	816
Total current assets	7,628	5,356
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	465	426
Electric generation, distribution assets and other	26,003	25,552
Accumulated depreciation	(8,532)	(8,486)
Construction in progress	3,661	2,414
Property, plant and equipment, net	21,597	19,906
Other Assets:
Investments in and advances to affiliates	1,121	1,080
Debt service reserves and other deposits	167	237
Goodwill	1,179	1,177
Other intangible assets, net of accumulated amortization of $415 and $385, respectively	1,626	1,450
Deferred income taxes	380	409
Other noncurrent assets, net of allowance of $57 and $23, respectively	2,964	2,188
Noncurrent held-for-sale assets	1,113	1,160
Total other assets	8,550	7,701
TOTAL ASSETS	$37,775	$32,963
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,688	$1,153
Accrued interest	210	182
Accrued non-income taxes	244	266
Accrued and other liabilities	1,212	1,205
Non-recourse debt, including $321 and $302, respectively, related to variable interest entities	2,007	1,367
Current held-for-sale liabilities	541	559
Total current liabilities	5,902	4,732
NONCURRENT LIABILITIES
Recourse debt	4,668	3,729
Non-recourse debt, including $2,167 and $2,223, respectively, related to variable interest entities	15,530	13,603
Deferred income taxes	1,169	977
Other noncurrent liabilities	3,167	3,358
Noncurrent held-for-sale liabilities	677	740
Total noncurrent liabilities	25,211	22,407
Commitments and Contingencies
Redeemable stock of subsidiaries	1,201	1,257
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,790,001 issued and 667,949,778 outstanding at September 30, 2022 and 818,717,043 issued and 666,793,625 outstanding at December 31, 2021)	8	8
Additional paid-in capital	6,818	7,106
Accumulated deficit	(732)	(1,089)
Accumulated other comprehensive loss	(1,691)	(2,220)
Treasury stock, at cost (150,840,223 and 151,923,418 shares at September 30, 2022 and December 31, 2021, respectively)	(1,832)	(1,845)
Total AES Corporation stockholders’ equity	3,409	2,798
NONCONTROLLING INTERESTS	2,052	1,769
Total equity	5,461	4,567
TOTAL LIABILITIES AND EQUITY	$37,775	$32,963

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$446	$485	$481	$379
Adjustments to net income:
Depreciation and amortization	266	257	800	795
Gain on disposal and sale of business interests	(1)	(22)	—	(81)
Impairment expense	50	29	533	1,374
Deferred income taxes	43	(4)	—	(77)
Loss on extinguishment of debt	1	22	8	41
Gain on remeasurement to acquisition date fair value	—	(8)	—	(220)
Loss of affiliates, net of dividends	26	(18)	78	28
Emissions allowance expense	80	85	319	209
Other	(12)	(14)	36	145
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(147)	2	(409)	(118)
(Increase) decrease in inventory	(134)	(77)	(361)	(70)
(Increase) decrease in prepaid expenses and other current assets	71	(23)	(116)	(36)
(Increase) decrease in other assets	157	17	251	25
Increase (decrease) in accounts payable and other current liabilities	(43)	35	108	(257)
Increase (decrease) in income tax payables, net and other tax payables	(17)	64	(131)	(375)
Increase (decrease) in deferred income	(11)	(53)	48	(360)
Increase (decrease) in other liabilities	9	(2)	4	(23)
Net cash provided by operating activities	784	775	1,649	1,379
INVESTING ACTIVITIES:
Capital expenditures	(1,052)	(535)	(2,711)	(1,534)
Acquisitions of business interests, net of cash and restricted cash acquired	(7)	(12)	(114)	(93)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	33	1	91
Sale of short-term investments	309	209	654	525
Purchase of short-term investments	(397)	(114)	(1,091)	(372)
Contributions and loans to equity affiliates	(33)	(148)	(202)	(321)
Affiliate repayments and returns of capital	71	103	71	195
Purchase of emissions allowances	(122)	(91)	(415)	(179)
Other investing	(11)	(28)	(18)	(40)
Net cash used in investing activities	(1,242)	(583)	(3,825)	(1,728)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,114	253	4,214	1,251
Repayments under the revolving credit facilities	(513)	(99)	(2,782)	(1,031)
Issuance of recourse debt	200	—	200	7
Repayments of recourse debt	—	—	(29)	(7)
Issuance of non-recourse debt	422	278	3,554	978
Repayments of non-recourse debt	(303)	(403)	(1,772)	(1,342)
Payments for financing fees	(45)	(7)	(83)	(19)
Distributions to noncontrolling interests	(36)	(44)	(129)	(173)
Acquisitions of noncontrolling interests	(1)	—	(541)	(17)
Contributions from noncontrolling interests	94	—	122	95
Sales to noncontrolling interests	107	61	336	81
Issuance of preferred shares in subsidiaries	—	—	60	151
Issuance of preferred stock	—	(1)	—	1,014
Dividends paid on AES common stock	(105)	(101)	(316)	(301)
Payments for financed capital expenditures	(14)	(2)	(23)	(6)
Other financing	19	(96)	52	(160)
Net cash provided by financing activities	939	(161)	2,863	521
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(26)	(21)	(44)	(25)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(72)	(62)	(93)	—
Total increase in cash, cash equivalents and restricted cash	383	(52)	550	147
Cash, cash equivalents and restricted cash, beginning	1,651	2,026	1,484	1,827
Cash, cash equivalents and restricted cash, ending	$2,034	$1,974	$2,034	$1,974
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$231	$170	$654	$576
Cash payments for income taxes, net of refunds	62	35	203	407
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Notes payable issued for the acquisition of business interests	—	258	—	258
Non-cash consideration transferred for Clean Energy acquisitions	—	—	—	99

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021			Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$421	$0.59		$343	$0.48		$357	$0.50		$219	$0.31
Add: Income tax expense (benefit) from continuing operations attributable to AES	128			151			149			91
Pre-tax contribution	$549			$494			$506			$310
Adjustments
Unrealized derivative and equity securities losses (gains)	$(8)	$(0.01)		$(53)	$(0.07)	(2)	$(2)	$—		$24	$0.03	(3)
Unrealized foreign currency losses	3	—		11	0.01		23	0.03	(4)	5	0.01
Disposition/acquisition losses (gains)	4	0.01		(33)	(0.05)	(5)	36	0.05	(6)	(277)	(0.40)	(7)
Impairment losses	17	0.02	(8)	18	0.03	(9)	497	0.70	(10)	1,121	1.61	(11)
Loss on extinguishment of debt	4	0.01		27	0.04	(12)	20	0.03		51	0.07	(13)
Net gains from early contract terminations at Angamos	—	—		(36)	(0.05)	(14)	—	—		(256)	(0.37)	(14)
Less: Net income tax expense (benefit)		0.01			0.11	(15)		(0.13)	(16)		(0.19)	(17)
Adjusted PTC and Adjusted EPS	$569	$0.63		$428	$0.50		$1,080	$1.18		$978	$1.07
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized gains on power and commodities swaps at Southland of $22 million, or $0.03 per share, and unrealized gains on foreign currency derivatives in Argentina associated with government receivables of $15 million, or $0.02 per share, and in Brazil of $11 million, or $0.02 per share.
(3)Amount primarily relates to net unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $26 million, or $0.04 per share.
(4)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
$19 million, or $0.03 per share.
(5)Amount primarily relates to a gain on remeasurement of contingent consideration at AES Clean Energy of $24 million, or $0.03 per share, and gain on sale of Guacolda of $22 million, or $0.03 per share, partially offset by loss on Uplight transaction with shareholders of $11 million, or $0.02 per share.
(6)Amount primarily relates to the recognition of an allowance on the AES Gilbert sales-type lease receivable as a cost of disposition of a business interest of $20 million, or $0.03 per share.
(7)Amount primarily relates to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $214 million, or $0.31 per share, and gain on Fluence issuance of shares of $60 million, or $0.09 per share, a gain on remeasurement of contingent consideration at AES Clean Energy of $24 million, or $0.03 per share, and gain on sale of Guacolda of $22 million, or $0.03 per share, partially offset by day-one loss recognized at commencement of a sales-type lease at AES Renewable Holdings of $13 million, or $0.02 per share, and loss on Uplight transaction with shareholders of $11 million, or $0.02 per share.
(8)Amount primarily relates to asset impairment at Jordan of $19 million, or $0.03 per share.
(9)Amount primarily relates to asset impairments at AES Clean Energy of $14 million, or $0.02 per share, and at Panama of $5 million, or $0.01 per share.
(10)Amount primarily relates to asset impairments at Maritza of $468 million, or $0.66 per share, and at Jordan of $19 million, or $0.03 per share.
(11)Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.77 per share, at Puerto Rico of $475 million, or $0.68 per share, at Mountain View of $67 million, or $0.10 per share, at our sPower equity affiliate, impacting equity earnings by $21 million, or $0.03 per share, and at AES Clean Energy of $14 million, or $0.02 per share.
(12)Amount relates to losses on early retirement of debt at AES Andes of $15 million, or $0.02 per share, and Argentina of $8 million, or $0.01 per share
(13)Amount primarily relates to losses on early retirement of debt at Andres and Los Mina of $15 million, or $0.02 per share, at AES Andes of $15 million, or $0.02 per share, and at Argentina of $8 million, or $0.01 per share.
(14)Amounts relate to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $37 million, or $0.05 per share, and $256 million, or $0.37 per share, for the three and nine months ended September 30, 2021, respectively.
(15)Amount primarily relates to a reduction in the income tax benefit associated with the impairment at Puerto Rico of $44 million, or $0.06 per share, income tax expense related to the gain on sale of Guacolda of $6 million, or $0.01 per share, and income tax expense related to the gain on remeasurement of contingent consideration at AES Clean Energy of $6 million, or $0.01 per share.
(16)Amount primarily relates to income tax benefits associated with the impairments at Maritza of $73 million, or $0.10 per share, and at Jordan of $8 million, or $0.01 per share.
(17)Amount primarily relates to income tax benefits associated with the impairments at AES Andes of $174 million, or $0.25 per share, at Puerto Rico of $70 million, or $0.10 per share, and at Mountain View of $18 million, or $0.03 per share, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $83 million, or $0.12 per share, income tax expense related to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $47 million, or $0.07 per share, and income tax expense related to the gain on Fluence issuance of shares of $13 million, or $0.02 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,022	$1,231	$1,084	$1,396
Returns of capital distributions to Parent & QHCs	1	1	1	2
Total subsidiary distributions & returns of capital to Parent	$1,023	$1,232	$1,085	$1,398
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$69	$311	$165	$477
Returns of capital distributions to Parent & QHCs	—	—	—	1
Total subsidiary distributions & returns of capital to Parent	$69	$311	$165	$478

(in millions)	Balance at
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$48	$29	$17	$41
Availability under credit facilities	374	414	621	837
Ending liquidity	$422	$443	$638	$878

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.